UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2007

Quanta Capital Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation or Organization)

000-50885 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

1 Victoria Street, Second Floor Hamilton HM 11 Bermuda (Address of Principal Executive Offices)	N/A (Zip Code)

441-294-6350
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007, the Compensation Committee of the Board of Directors of Quanta Capital Holdings Ltd. (the “Company”) approved the award of a bonus of $425,000 to James J. Ritchie, the Company’s Executive Chairman and a bonus of $400,000 to Jonathan J.R. Dodd, the Company’s Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2007, at the Company’s annual general meeting, the shareholders of the Company approved an amendment to the Company’s bye-laws to make the Company eligible for a direct registration program, which is operated by a securities depository, in compliance with recently adopted rules of the NASDAQ Stock Market LLC (the “Amendment”). The Amendment replaces the first two sentences of bye-law 61(1), which now reads in its entirety as follows:

“Shares may be transferred either by an instrument of transfer in the form of Form “C” in the Schedule hereto (or as near thereto as circumstances admit) or in such other common form as the Board may accept or by such electronic means as may be consistent with the rules or regulations of any exchange or quotation system on which shares are listed or quoted provided that shares may only be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act. Any physical instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.”

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTA CAPITAL HOLDINGS LTD.
Date: June 8, 2007	By:	/s/ Peter D. Johnson
Name: Peter D. Johnson Title: President and Chief Executive Officer